EXHIBIT 10.1

ACQUISITION AGREEMENT

by and between

CLIC TECHNOLOGY, INC.

a Nevada corporation

and

OCEANOVASTO INVESTMENTS LTD

a Cyprus company

ACQUISITION AGREEMENT

This Acquisition Agreement (the “Agreement”) is dated as of this 17th day of May, 2018 by and among CLIC Technology, Inc., a Nevada corporation (“FNTT”), OCEANOVASTO INVESTMENTS LTD, a company organized under the laws of the Republic of Cyprus (“OCEANO”) and all of the shareholders of OCEANO (the “SHAREHOLDERS”). (FNTT, OCEANO and the SHAREHOLDERS may be referred to herein as a “party” and collectively as the “parties.”)

The parties agree as follows:

1. Terms and Conditions of the Acquisition

1.1. Share Exchange Subject to the Terms and Conditions of this Agreement. At the Closing, in return for the FNTT SHARES to be issued under Section 1.2, FNTT shall acquire from OCEANO all of its issued and outstanding shares of capital stock consisting of 1,000 shares of ordinary stock, par value €1.00 per share (the “OCEANO SHARES”) from the SHAREHOLDERS. The OCEANO SHARES shall be free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws (The “Acquisition”). Upon the Closing, OCEANO shall become a wholly-owned subsidiary of FNTT.

1.2. FNTT Shares to be Issued. In exchange for the OCEANO SHARES, FNTT within five (5) business days following the Closing (the “Issue Date”), shall issue to the SHAREHOLDERS listed on the attached Exhibit A, 76,875,000 shares of restricted common stock of FNTT (the “FNTT SHARES”) which shares shall represent the full value for all of the OCEANO SHARES received by FNTT. The FNTT SHARES shall be fully-paid, non-assessable, lawfully issued and free of all liens or encumbrances. As a result of this issuance of FNTT SHARES, the total quantity of shares of FNTT that shall be issued and outstanding shall increase from one hundred and eighty-three million, eight hundred and fifty thousand (183,850,000) shares pre-Closing to 260,725,000 shares of common stock post Closing.

1.3. Shareholders. The SHAREHOLDERS are the sole shareholders and beneficial owner of OCEANO. Except as expressly provided in this Agreement, there are no other shareholders or holders of any other security of OCEANO or any other Person that is entitled to any preemptive right, right of first refusal or similar right as a result of the transfer of the OCEANO SHARES or otherwise. There is no voting trust, agreement or arrangement among any of the holders of any Equity Securities of OCEANO affecting the exercise of the voting rights of any such Equity Securities.

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1.4. Assets and Liabilities of OCEANO. The Assets of OCEANO are as set forth on Schedule 1.4 and are owned by OCEANO free and clear of any adverse interest, encumbrance or lien or any other thing that may prevent OCEANO from having good title thereto and FNTT acquiring good title thereto at the Closing. Further, OCEANO represents and warrants that such assets have not been diminished or wasted in any way from date hereof through the closing date and that neither the SHAREHOLDERS nor OCEANO has allowed such assets to be encumbered in any way.

1.5. Approval of Shareholders; No Material Changes. Pursuant to applicable statutory provisions, this Acquisition requires the majority approval of all the shares of capital stock authorized to vote on such matters as held by the shareholders of each of FNTT and OCEANO. The conditions of the applicable statutes of the State of Nevada and country of CYPRUS have been complied with as follows:

(a) The boards of directors of each of FNTT and OCEANO has recommended to each corporation’s respective shareholders that the Acquisition be approved by a vote of its shareholders, which vote and approval by a majority vote of the shareholders of each corporation has been attested thereto by an officer’s certificate, and such Acquisition has been subsequently thereby approved by a majority or unanimous vote of the board of directors of each corporation; and

(b) This Agreement does not conflict with, or make changes to, the Articles of Incorporation, as amended, or the Bylaws of FNTT or OCEANO.

1.6. Record Date of Acquisition. The record date of the Acquisition shall be the Closing Date (as hereinafter defined).

1.7. Name Change/Symbol Change. Following the Acquisition, the current board of directors of FNTT agrees to change the name of FNTT and change its trading symbol on the OTC Market to a name and symbol mutually agreed to by the parties.

1.8. Exemption from Registration. The parties hereto intend and agree that all FNTT SHARES issued in connection with the Acquisition shall be restricted pursuant to Rule 144 and exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Each share issued to the SHAREHOLDERS under this Agreement shall bear the following or similar restrictive legend:

THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS; NOR HAVE THEY BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY. THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

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2. The Closing.

2.1. Place and Time. The closing of the Acquisition shall occur not later than the close of business (U.S., Eastern Standard Time) on Friday May 18, 2018, or at such date and time as the parties may agree in writing (the “Closing Date”).

2.2. Deliveries by OCEANO at Closing to FNTT. At the Closing, OCEANO shall deliver the following:

(a) a board of directors’ resolution in form and substance as agreed to by the parties authorizing and ratifying this agreement whereby OCEANO is acquired by FNTT;

(b) the OCEANO SHARES, endorsed or with appropriate stock powers, or documents satisfactory to FNTT attesting to the transfer of the OCEANO SHARES to FNTT;

(c) a list of all the assets and liabilities of OCEANO (the “OCEANO ASSETS AND LIABILITIES”) in the form set forth in Exhibit B hereto; and

(d) all other documents, instruments and writings required by this Agreement to be delivered by OCEANO at the Closing and any other documents or records relating to OCEANO business reasonably requested by FNTT in connection with this Agreement.

2.3. Deliveries by FNTT at Closing to OCEANO. At the Closing, FNTT shall deliver the following:

(a) a board of directors’ resolution in form and substance as agreed to by the parties authorizing and ratifying this agreement whereby OCEANO is acquired by FNTT;

(b) all other documents, instruments and writings required by this Agreement to be delivered by FNTT at the Closing.

2.4. Deliveries by FNTT following the Closing. FNTT shall deliver to OCEANO within five (5) business days following the Closing Date, the FNTT Shares pursuant to Section 1.1.

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3. Conditions to FNTT’s Obligations.

The obligations of FNTT to effect the Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by FNTT:

3.1. No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby, or that prohibits FNTT’s acquisition of the OCEANO SHARES or the issuance of the FNTT SHARES or that will require any divestiture as a result of FNTT’s acquiring the OCEANO SHARES or that will require all or any part of the business of FNTT to be held separate; no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on FNTT or OCEANO if this Agreement is consummated shall be pending.

3.2. FNTT shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement which are required to be performed and/or complied with by it at, or prior to, the Closing.

3.3. Representations, Warranties and Agreements of FNTT.

The representations and warranties of FNTT set forth in this Agreement shall be true and complete in all material respects as of the Closing Date, including, but not limited to, the following:

(a) Organization. FNTT is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in the State of Nevada, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

(b) Certain Agreements. FNTT is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a Material Adverse Effect (as defined in Section 6) on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of FNTT.

(c) Absence of Certain Changes. In the past three (3) months prior to the Closing Date, no change, event or development has occurred in the business, financial condition, prospects or results of operations of FNTT, and there has not existed any condition having or reasonably likely to have a Material Adverse Effect.

(d) Full Disclosure. There is no fact known to FNTT (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to OCEANO that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of FNTT to perform its obligations pursuant to this Agreement.

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(e) Capitalization. At the Closing Date, the authorized capital of FNTT shall consist of three hundred and fifty million (350,000,000) shares of common stock, $0.001 par value, and no other classes of stock. Prior to the Closing Date, the total quantity of shares that are issued and outstanding is one hundred and eighty-three million, eight hundred and fifty thousand (183,850,000) shares. All of the shares outstanding are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, convertible promissory notes, or other instruments or convertible securities or other agreements or commitments obligating FNTT to issue any additional shares of any class or any options or warrants at any time, except as stated in this Agreement.

(f) Subsidiaries/Operating Divisions. As of the date of this Agreement, FNTT does not have any subsidiaries or operating divisions.

(g) Directors and Executive Officers. The names and titles of the directors and executive officers of FNTT are as follows:

Name	Position
Yosef Biton	President, Secretary, Treasurer, Director

(h) Criminal or Civil Acts For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of OCEANO has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD/FINRA proceeding.

(i) Compliance with Laws. To the best of FNTT’s knowledge, FNTT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

(j) Litigation and Complaints. FNTT is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of FNTT, threatened against or by FNTT. To the best of FNTT's knowledge, there are no matters or circumstances which are likely to give rise to any such litigation or arbitration proceedings by or against FNTT, and FNTT is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of its knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

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(k) Undisclosed Liabilities. Except as disclosed in writing by FNTT or as set forth in the company’s filings with the Securities and Exchange Commission to OCEANO prior to Closing, FNTT shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the date of Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the date of Closing, or any state of facts or condition existing on or prior to the date of Closing (regardless of when such liability or obligation is asserted).

(l) Tax Returns. Except as disclosed in writing by FNTT to OCEANO prior to Closing, FNTT will have filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable through the date of Closing.

(m) Acceptability of Books and Records. To the best of FNTT’s knowledge and belief, FNTT represents to OCEANO that, up to the Closing date, its book and records, including, but not limited to, its financial statements and ledger of corporate actions by its board of directors: (i) accurately represent the financial condition and business records of FNTT, and (ii) are in compliance with U.S. Generally Accepted Accounting Policies and Practices (“USGAAP”).

3.4. Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Acquisition shall have been obtained and shall be in full force and effect.

3.5. Authority and Approval of FNTT Directors. The Board of Directors of FNTT has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and FNTT has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of FNTT and is enforceable in accordance with its terms and conditions. The transactions described herein shall be approved by the FNTT Board of Directors, which approval shall be delivered at Closing.

3.6. Indemnification. FNTT agrees to indemnify, defend and hold OCEANO harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against FNTT which arise out of, or result from (i) any breach by FNTT in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by FNTT under this Agreement, (ii) a failure of any representation or warranty herein or (iii) any untrue statement made by FNTT in this Agreement.

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4. Conditions to OCEANO’s Obligations.

The obligations of OCEANO to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by FNTT:

(a) No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby, or that prohibits FNTT’s acquisition of the OCEANO SHARES or of OCEANO’s acquisition of the FNTT SHARES, or that will require any divestiture as a result of FNTT’s acquisition of the OCEANO SHARES or that will require all or any part of the business of FNTT or OCEANO to be held separate; no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on FNTT or OCEANO if this Agreement is consummated shall be pending.

(b) OCEANO shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement which are required to be performed and/or complied with by it at, or prior to, the Closing.

4.2.Representations, Warranties and Agreements of OCEANO and OCEANO.

The representations and warranties of OCEANO set forth in this Agreement shall be true and complete in all material respects as of the Closing Date, including, but not limited to, the following:

(a) Organization. OCEANO is a corporation duly organized, validly existing and in good standing under the laws of the country of Cyprus and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in Cyprus, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

(b) Certain Agreements. OCEANO is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a Material Adverse Effect (as defined in Section 6) on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of OCEANO.

(c) Absence of Certain Changes. Prior to the Closing Date, no change, event or development has occurred in the business, financial condition, prospects or results of operations of OCEANO, and there has not existed any condition having or reasonably likely to have a Material Adverse Effect.

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(d) Full Disclosure. There is no fact known to OCEANO (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the FNTT that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of OCEANO to perform its obligations pursuant to this Agreement.

(e) Capitalization. The authorized capital of OCEANO consists of one thousand (1,000) shares of ordinary stock, €1.00 par value, and no other classes of stock. As of the Closing Date, the total quantity of shares that are issued and outstanding is one thousand (1,000) shares. All of the shares outstanding are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, convertible promissory notes, or other instruments or convertible securities or other agreements or commitments obligating OCEANO to issue any additional shares of any class, or options or warrants at any time. Additionally:

4.2.e.1. Between the date of this Agreement and the Closing Date, SHAREHOLDERS shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Shares (or any interest therein) or grant any Person the option or right to acquire such Shares (or any interest therein).

4.2.e.2. Between the date of this Agreement and the Closing Date, OCEANO shall not issue or grant any shares of the OCEANO capital stock or grant any Person the option or right to acquire the capital stock of OCEANO.

(f) Subsidiaries/Operating Divisions of OCEANO. As of the date of this Agreement, OCEANO has no subsidiaries or operating divisions.

(g) Directors and Executive Officers. The names and titles of the directors and executive officers of OCEANO are as follows:

Name	Position
Itzhak Cohen	President

(h) Criminal or Civil Acts For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of OCEANO has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD/FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD/FINRA proceeding.

(i) Compliance with Laws. To the best of OCEANO’s knowledge, FNTT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

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(j) Litigation and Complaints. OCEANO is not engaged in any litigation or arbitration proceedings, and there are no such proceedings or suits pending or, to the knowledge of OCEANO, threatened against or by OCEANO. To the best of OCEANO's knowledge, there are no matters or circumstances which are likely to give rise to any such litigation or arbitration proceedings by or against OCEANO, and OCEANO is not subject to any investigation, inquiry or enforcement proceedings or processes by any governmental entity, and to the best of its knowledge, there are no matters or circumstances which are likely to give rise to any such investigation, inquiry, proceedings or process.

(k) Undisclosed Liabilities. Except as disclosed in writing by OCEANO to FNTT prior to Closing, OCEANO shall have no debts, liabilities, liens or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the date of Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the date of Closing, or any state of facts or condition existing on or prior to the date of Closing (regardless of when such liability or obligation is asserted).

(l) Tax Returns. Except as disclosed in writing by OCEANO to FNTT prior to Closing, OCEANO will have filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable through the date of Closing.

(m) Acceptability of Books and Records. To the best of OCEANO’s knowledge and belief, OCEANO represents to FNTT that, up to the Closing date, its book and records, including, but not limited to, its financial statements and ledger of corporate actions by its board of directors: (i) accurately represent the financial condition and business records of OCEANO, and (ii) are in compliance with U.S. Generally Accepted Accounting Policies and Practices (“USGAAP”).

(n) Intellectual Property. Except for such claims, which individually or in the aggregate, would not have a Material Adverse Effect, there are no pending or threatened claims of which OCEANO has been given written notice by any person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by OCEANO and used in its operations as currently conducted. To OCEANO’S knowledge, OCEANO has such ownership of or such rights by license, lease or other agreement to the Intellectual Property as are necessary to permit it to conduct its operations as currently conducted, except where the failure to have such rights would not have an Material Adverse Effect.

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4.3. Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Acquisition shall have been obtained and shall be in full force and effect.

4.4. Authority and Approval of OCEANO Directors. The Boards of Directors of OCEANO has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and OCEANO has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of OCEANO and is enforceable in accordance with its terms and conditions. The transactions described herein shall be approved by the OCEANO Board of Directors, which approval shall be delivered at Closing.

4.5. Indemnification. OCEANO agrees to indemnify, defend and hold FNTT harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against FNTT which arise out of, or result from (i) any breach by OCEANO in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by OCEANO under this Agreement, (ii) a failure of any representation or warranty herein or (iii) any untrue statement made by OCEANO in this Agreement.

4.6. Restricted Securities. OCEANO acknowledges that all of the FNTT SHARES issued by FNTT shall be restricted pursuant to Rule 144 of the SEC and exempt from the registration requirements of the Securities Act.

(a) OCEANO has been advised that the FNTT SHARES have not been registered under the Securities Act, or any state securities act in reliance on exemptions therefrom.

(b) The FNTT SHARES are being acquired solely for OCEANO’s own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, OCEANO has no present plans to enter into any such contract, undertaking, agreement or arrangement and further understands that the FNTT SHARES may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

4.7. OCEANO acknowledges, in connection with the exchange of the FNTT SHARES, that no representation has been made by representatives of FNTT regarding its business, assets or prospects other than that set forth herein and that each is relying upon the information set forth in the public filings made by FNTT and such other representations and warranties as set forth in this Agreement.

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4.8. OCEANO agrees that the certificate or certificates representing the FNTT SHARES will be inscribed with substantially the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of counsel that registration is not required under said Act.”

5. Conduct of Business Prior to the Closing.

5.1. Investigative Rights. Prior to Closing, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records, financial and otherwise, for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no claim may be asserted by the party so learning that a representation of the other party was not accurate. If the transaction contemplated hereby is not completed, all documents received by one party belonging to another and/or their attorneys or other representatives, shall be returned to the respective party and all information so received shall be treated as confidential.

5.2. Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, FNTT and OCEANO shall each conduct its businesses in all material respects in the ordinary course.

5.3. Business Organization. Between the date of this Agreement and the Closing Date, FNTT and OCEANO shall each (a) preserve substantially intact their business organization; and (b) preserve in all material respects their present business relationships and good will.

5.4. Corporate Organization. Between the date of this Agreement and the Closing Date, except by mutual written agreement, FNTT and OCEANO shall not cause or permit any amendment of its respective certificate of incorporation or bylaws (or other governing instrument) and shall not:

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(a) issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

(b) create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

(c) reclassify, split up or otherwise change any of its Equity Securities;

(d) be party to any merger, consolidation or other business combination;

(e) sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to its business or financial condition, except in the ordinary course of business.

5.5. Confidential Information. Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

5.6. Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

6. Definitions.

6.1. As used in this Agreement, the following terms have the meanings specified or referred to as follows:

6.2. “Business Day.” Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

6.3. “Code.” The Internal Revenue Code of 1986, as amended.

6.4. “Encumbrances.” Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under United States or state securities laws.

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6.5. “Equity Securities.” In accordance with Rule 3a11-1 under the Securities Exchange Act of 1934 of the United States.

6.6. “Governmental Body.” Any domestic or foreign national, state or municipal or other local government or multi-national body, or any subdivision, agency, commission or authority thereof.

6.7. “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

6.8. “Material Adverse Effect.” Any change in or effect on the business of a company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of said company, taken as a whole, except to the extent any such change or effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally in which said company operates (provided that such changes do not affect the Company in a materially disproportionate manner).

6.9. “Person.” Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

6.10. “Subsidiary.” With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) as held by such Person or one or more of its Subsidiaries.

7. Termination.

7.1. Termination. This Agreement may be terminated prior to Closing only as follows:

(a) By written agreement of OCEANO and FNTT at any time.

(b) By FNTT, by notice to OCEANO at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

(c) By OCEANO, by notice to FNTT at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

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7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall terminate without any liability or further obligation of any party to another except that the terms of Section 5.5 shall survive termination and the Parties shall each return any confidential information to the other and otherwise abide the confidentiality provisions thereof.

8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) if delivered in person or by courier, (b) if sent by nationally recognized overnight delivery service, (c) if mailed by certified or registered mail, postage prepaid, return receipt requested, or (d) if transmitted by facsimile with receipt confirmed, as follows:

a. If to FNTT:

CLIC Technology, Inc.

1815 NE 144 Street

North Miami, Florida 33181

ATTN: Yosef Biton, President

b. If to OCEANO

Oceanovasto Investments Ltd

Jun 16 Limassol Cyprus 3045

or to such other address as the Party to be notified shall have furnished to the other Parties in writing. Any notice given in accordance with the foregoing shall be deemed to have been given, (i) at the time of delivery, when delivered in person or by courier, (ii) one business day after sending by nationally recognized overnight delivery service, (iii) three business days following the date on which it shall have been mailed by certified or registered mail, postage prepaid, return receipt requested, or (iv) at the time of transmittal, when transmitted by facsimile with receipt confirmed.

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9. Miscellaneous.

9.1. Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

9.2. Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

9.3. Choice of Law and Venue. The parties hereto agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be exclusively governed by Florida law without respect to its conflict of law provisions. The parties hereto further agree to submit to personal jurisdiction in the state or federal courts in Miami-Dade County, Florida as such courts shall serve as the exclusive venue for all dispute resolution.

9.4. Attorney’s Fees. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys’ and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

9.5. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

9.6. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by both parties.

9.7. Severability. The provisions of this Agreement are severable and the unenforceability of any provision shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or any portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained herein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

9.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

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9.9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided that neither party may assign its rights hereunder without the consent of the other.

9.10. Finders/Brokers. No agent, broker, finder or investment or commercial banker, or other person or firms engaged by or acting on behalf of FNTT, OCEANO, or any of their affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions. Each Party will indemnify and hold the other harmless against any liability or expense arising out of, or in connection with, any such claim in accordance with the indemnification provisions of Sections 3.6 and 4.5.

9.11. Survival of Terms and Conditions. All provisions, terms and conditions of this Agreement which by their text specify that they survive, or which need to do so to give full force and effect to their intent and effect, will survive the Closing or any termination of this Agreement, or until such provision, term or condition is fulfilled by the parties so obligated to do so to the satisfaction of the other parties hereto (the “Survival”). Such provisions, terms, and conditions includes, but are not limited to, the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument, certificate, opinion or other writing connected directly or indirectly to this Agreement.

9.12. Further Assurances. The parties hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver such instruments and documents as may be reasonably necessary in order to fully carry out the intent and purposes of this Agreement, the relationship contemplated hereunder, and any and all provisions contained herein.

9.13. No Interpretation Against Drafter. There shall be no rule of interpretation against the drafter in drafting this Agreement. The parties hereto acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

(This Space Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed- and entered into as of the Closing Date.

“FNTT”		“OCEANO”

CLIC Technology, Inc.		Oceanovasto Investments Ltd
a Nevada corporation		A Cypriot company

By:	/s/ Yosef Biton	By:	/s/ James Lamdan
Name:	Yosef Biton	Name:	James Lamdan
Its:	President	Its:	Director

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EXHIBIT A

SHAREHOLDERS

The following table lists the names and addresses of the shareholders of OCEANOVASTO INVESTMENTS LTD and the quantity of shares that each is to received in the Shares Exchange.

NAME	QUANTITY OF SHARES
Itzhak Cohen Henry Morgentau 38 Jerusalem Israel 972222	36,437,500
Yosef Dan Bnei Benjamin 26 Natanya Israel 972553	36,437,500
Shayne McCulloch, 28 Bailey Street, Wakerley, Brisbane, QLD, Australia 4154	4,000,000

TOTAL	76,875,000

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EXHIBIT B

ASSETS AND LIABILITIES

Oceanovasto Investments Ltd

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